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                                                                  Exhibit 10.25
                                                                  -------------


                          PURCHASE AND SALE AGREEMENT

                                 by and between


                          COMBUSTION ENGINEERING, INC.


                                 (as "Seller")

                                      and

                             IMRS OPERATIONS INC.,
                                d/b/a IMRS INC.

                                (as "Purchaser")


                             For Property Known As
                              900 Long Ridge Road
                             Stamford, Connecticut


                                     Prepared by:

                                     Winthrop, Stimson, Putnam & Roberts
                                     Financial Centre
                                     695 East Main Street
                                     P. O. Box 6760
                                     Stamford, Connecticut 06904-6760
                                     Tel.:  (203) 348-2300



                          PURCHASE AND SALE AGREEMENT



         PURCHASE AND SALE AGREEMENT (this "Agreement") made as of this _________ day of October, 1994 by and between COMBUSTION ENGINEERING, INC., a Delaware corporation (hereinafter "Seller"), and IMRS OPERATIONS INC., a Delaware corporation, d/b/a IMRS INC.(hereinafter "Purchaser").

                              W I T N E S S E T H:

         For and in consideration of the mutual covenants and agreements contained in this Agreement, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, subject to the terms and conditions of this Agreement, all those certain plots, pieces or parcels of land situated on Long Ridge Road, commonly known as 900 Long Ridge Road, in the City of Stamford, County of Fairfield and State of Connecticut, more particularly described in Exhibit A hereto, together with the buildings and improvements thereon erected, and other interests of Seller relating thereto all as provided for in this Agreement.

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         Seller and Purchaser further agree as follows:
                 1.       DEFINITIONS
         For the purposes of this Agreement, the following definitions shall apply:
                 1.1 The "Agreement" shall mean this Purchase and Sale Agreement together with all Exhibits attached hereto.
                 1.2 "Applicable Authorities" shall mean such governmental agencies or authorities having jurisdiction over building, planning, zoning or construction matters.
                 1.3 The "Buildings" shall be the buildings and structures erected or situated upon the Land including without limitation all improvements, fixtures, equipment and machinery attached to, located on, appurtenant to or used in connection therewith.
                 1.4 "Building 1" shall mean that building located upon the Property which is designated as Building 1 on Exhibit K.
                 1.5 "Building 2" shall mean that building located upon the Property which is designated as Building 2 on Exhibit K.
                 1.6 "Business Day" shall mean any day which is not a Saturday, Sunday or a State of Connecticut or Federal legal holiday.
                 1.7 The "Closing Date" shall be the date when title to the Property is conveyed to Purchaser in accordance with the terms and conditions of this Agreement.
                 1.8  The "Contracts" shall have the meaning set forth in
Section 1.15(e).



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             1.9  The "Contract Period" shall have the meaning set forth in
Article 11.
             1.10 "Escrow Agent" shall mean First American Title Insurance Company.
             1.11 The "Land" shall be those certain plots, pieces or parcels of land more particularly described in Exhibit A hereto.
             1.12 The term "Net Cost of Title Examination" is defined for the purpose of this Agreement as the expense actually incurred by Purchaser for title examination without the issuance of a policy, but in no event, however, to exceed the net amount charged by a title company in Fairfield County, State of Connecticut for title examination.
             1.13 The "Permitted Encumbrances" shall be those restrictions, covenants, agreements, easements, matters and things of record affecting title to the Property designated as such on Exhibit C hereto.
             1.14 The "Property" shall be the Land, Site Improvements, Buildings and Seller's Other Interests.
             1.15 The "Seller's Other Interests" shall be all of Seller's interests in and to the Property, or appertaining thereto, together with all the singular tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, including without limitation:
                   (a)  All of the right, title and interest of Seller
in and to any easements, grants of right or other agreements affecting the Property, or comprising the "Permitted



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Encumbrances", including any structures or improvements erected pursuant to such easements, grants of right or other agreements, whether or not situate upon the Land.
                (b) All of the right, title and interest of Seller in and to any personal property owned by Seller appurtenant or affixed to and used in connection with the Property, including, without limitation, the personal property described on Exhibit F-1, and expressly excluding those items set forth on Exhibit F-2.
                (c) All of the right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue opened or proposed in front of or adjoining the Land to the center line thereof and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damages to said premises by reason of change of grade of any street; and Seller shall execute and deliver to Purchaser on closing of title or thereafter on demand all proper instruments for the conveyance of such title and the assignment and collection of any such award.
                (d) All of the rights and interest of Seller in and to all permits, licenses and approvals of whatsoever nature affecting the Property including but not limited to, if assignable, cafeteria licenses and permits, as Purchaser may designate by written notice to Seller on or before thirty (30) days prior to Closing.
                (e) All of the rights and interest of Seller in and to such of the contracts relating to or affecting the use or



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operation of the Property (including without limitation the service, maintenance, labor and similar agreements set forth in Exhibit B hereto) as Purchaser designates by written notice to Seller on or before thirty (30) days prior to the Closing Date, that Purchaser desires Seller to assign to it (such designated contracts are herein called the "Contracts" and, subject to the terms hereof, to the extent same are assignable, shall be assigned by Seller pursuant to the assignment and assumption agreement attached hereto as Exhibit
L).
             1.16 The "Site Improvements" shall be all of the parking lots, driveway paving, access cuts, parking lot striping, parking lot lighting and parking lot bumpers situate upon the Land, including all fixtures now or in the future appurtenant to or used in connection with the Land.
       2.    PURCHASE PRICE AND DEFERRED PURCHASE PRICE
             2.1   The purchase price (the "Purchase Price") for the
Property shall be Eleven Million Four Hundred Thousand and 00/100 ($11,400,000.00) Dollars payable as follows:
             (a) Five Hundred Seventy Thousand and 00/100 ($570,000.00) Dollars (the "First Deposit") heretofore paid to Seller's attorney, which shall be transferred to Escrow Agent immediately upon execution of this Agreement.
             (b) Five Hundred Seventy Thousand and 00/100 ($570,000.00) Dollars (the "Second Deposit") in cash or check, subject to collection, payable to the order of Escrow Agent, upon the signing of this Agreement.



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                (c)  If the Extension Option (as defined in Article 13 below)
shall be exercised, simultaneously with such exercise of the Extension Option, Purchaser shall deposit in cash or check, subject to collection, the sum of One Million One Hundred Forty Thousand and 00/100 ($1,140,000.00) Dollars
(the "Additional Deposit which, collectively with the First Deposit and the Second Deposit, shall sometimes be herein referred to as the "Deposit", the term "Deposit" meaning only such of the First Deposit, Second Deposit and Additional Deposit as have been paid to and collected by Escrow Agent).

                (d) At Closing, Purchaser shall pay to Seller the "Balance of the Purchase Price", which shall equal (i) the Purchase Price, minus (ii) such of the total of the First Deposit, Second Deposit and Additional Deposit, to the extent same have been paid to, collected, and are held by Escrow Agent. The "Balance of the Purchase Price" shall be paid on the Closing Date to Seller by Federal Funds or other immediate clearance funds. On the Closing Date, Escrow Agent shall pay the Deposit to Seller by method of Federal Funds or other immediate clearance funds.

        3.      MATTERS TO WHICH THE SALE IS SUBJECT
                Seller shall assign and convey or cause to be assigned and conveyed to Purchaser or its assigns title to the Property free and clear of any and all mortgages, liens, leases, encumbrances and easements,
EXCEPT:




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                3.1  All taxes, water meter and water charges and sewer rents, accrued or unaccrued, fixed or not fixed, becoming due and payable after the Closing Date;

                3.2 Any restrictions, limitations, regulations, ordinances, rules and statutes of any municipal, county, state or federal governmental or municipal board, bureau, commission, body, and/or entity having jurisdiction over the Property including without limitation, the planning, zoning, building and wetlands laws, rules and regulations of the City of Stamford, provided same permit the current use of the Property and same have not been violated as of the Closing Date, or, if violated, same have become legally non-conforming;

                3.3 The Permitted Encumbrances respecting the Property as shown on Exhibit C hereto.

        4.      OUTSTANDING INTEREST OR UNMARKETABLE TITLE

                If Seller conveys the Property to Purchaser in accordance with
Article 3 and Purchaser is able to obtain, at Purchaser's cost, a policy of title insurance issued by First American Title dated as of the Closing Date, insuring fee title to the Property subject only to the Permitted Encumbrances and including the affirmative endorsements set forth on Exhibit I, then Seller shall have fully complied with its obligations respecting title to the Property. Subject to the provisions of this Article, if Seller shall be unable to convey the fee interest in the Property in accordance with the terms of this Agreement (other than by reason of (i) Seller's refusal to close or willful default, or (ii) objection to title caused by the




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voluntary acts or omission to act of Seller), Seller shall have the right to terminate this Agreement, whereupon, subject to Article 24, the Deposit shall be returned to Purchaser, and the sole obligation and liability of Seller shall be to pay to Purchaser Purchaser's Net Cost of Title Examination, and upon such payment being made, this Agreement shall be deemed canceled and the parties hereto shall be released of all obligations and liabilities hereunder and Purchaser shall have no rights of action against Seller or any other party hereto, at law or in equity, for damages, specific performance or otherwise. Notwithstanding the foregoing, Purchaser shall have the right to accept such title as Seller can convey, in which event Seller shall make the deliveries provided in this Agreement to Purchaser to the extent that Seller is able so to do; PROVIDED, HOWEVER that if there shall be one or more liens or encumbrances against the Property which can be discharged by the payment of a sum of money, then Seller shall remove, discharge, bond, escrow or obtain affirmative title insurance coverage reasonably satisfactory to Purchaser for such lien or encumbrance (provided, however, that as to liens or encumbrances, other than mortgage(s) and real estate taxes, which mortgages and real estate taxes Seller shall be required to pay without limitation, Seller shall not be obligated to pay an amount in excess of Two Hundred Thousand and 00/100 ($200,000.00) Dollars in the aggregate relating thereto). Except as hereinabove provided, Seller shall have no duty nor shall Seller be required to take any action, institute any proceedings or incur any expense in order to remedy



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or remove any objections to title or otherwise to render title in accordance with the terms of this Agreement, and if Seller shall elect not to take any action, institute any proceeding or incur any expense to remedy or remove any objection to title or otherwise render title in accordance with the terms of this Agreement, then, for the purposes of this Article 4, Seller shall be deemed unable to convey the Property in accordance with the terms of this Agreement.

        5.      ADJUSTMENTS

                5.1 ITEMS TO BE APPORTIONED BETWEEN THE PARTIES. The following items of income and expense (the "Adjustments") relating to the Property shall be apportioned between the parties as of midnight of the day immediately preceding the Closing Date so that Seller shall be charged with and have the benefit of such items accrued through the day immediately preceding the Closing Date, and Purchaser shall be charged with or have the benefit of such items from and after the Closing Date:

                (a) Real estate taxes, personal property taxes (as to any personal property included in this sale) and municipal improvement assessments, if any, for the tax year which includes the Closing Date;

                (b) Water and sewer charges and rents for the assessment period which includes the Closing Date; but if any such charges shall be payable on the basis of meter readings, then such charges shall be apportioned as provided in Section 5.3;



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        (c)  Utilities, including, without limitation, telephone,
steam, electricity and gas, on the basis of the most recently issued bills therefor, with a subsequent reapportionment of such utilities promptly after issuance of bills for the same for the period which includes the Closing Date;

        (d) Fuel, if any, at the last invoice price and based upon the supplier's written statement measuring the same not more than three (3) days prior to the Closing Date;

        (e) Any charges, advance payments and deposits paid or payable under the Contracts to the extent Purchaser has elected to have same transferred and/or assigned; and

        (f) Fees for transferable licenses and permits pertaining to the Property, or any part thereof, or any other property included in this sale to the extent Purchaser has elected to have same assigned.

        Except as otherwise provided in this Agreement, the Adjustments shall be made in accordance with the customs in respect to title closing recommended by the Stamford/Darien Regional Bar Association, Inc.

        The provisions of this Article 5 shall survive the Closing.
Any errors in calculations or apportionments shall be corrected or adjusted as soon as practicable after the Closing.

        5.2 TAX RATE. If the Closing shall occur before the tax rate is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the next preceding tax year applied to the latest assessed valuation, subject to further and final adjustment when the tax rate is fixed for the tax year in





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which the Closing takes place and subject to Seller's right to contest such taxes as hereinafter provided in the Agreement. The provisions of this Section shall survive the Closing.

                5.3 WATER METER. If there are any water meters on the Property, Seller shall furnish readings to a date not more than five (5) days prior to the date of the Closing, and the unfixed meter charges and the unfixed sewer rents, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings.

        6.      CASUALTY/CONDEMNATION

                6.1  CASUALTY.

                (a) If, on or prior to the date of the Closing, all or a "material part" (as defined below) of the Property shall be damaged or destroyed by fire or other casualty, then, in any such event, Purchaser may, at its option, either (i) cancel this Agreement, whereupon, subject to Article 24, the Deposit shall be returned to Purchaser, and the parties hereto shall be released of all obligations and liabilities of whatsoever nature in connection with this Agreement, or (ii) proceed to close the transactions contemplated by this Agreement, in which event all of the provisions of Section 6.1(b)(i) and
Section 6.1(b)(ii) below shall apply.

                (b) If, on or prior to the date of the Closing, less than a material part of the Property shall be destroyed or damaged by fire or other casualty Purchaser shall nevertheless close title to the Property pursuant to all the terms and conditions of this Agreement, subject to the following:





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(i) Seller shall not (a) adjust and settle any insurance claims, or (b) enter into any construction or other contract for the repair or restoration of the Property in excess of Twenty-Five Thousand and 00/100 ($25,000.00) Dollars in the aggregate, without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed, and (ii) at the Closing, Seller shall
(1) pay over to Purchaser the amount of any insurance proceeds, to the extent collected by Seller in connection with such casualty, less the amount of the actual expenses incurred by Seller in making repairs to the Property occasioned by such casualty pursuant to any contract (provided that such contract was reasonably approved by Purchaser as required by this Section), and (2) assign to Purchaser all of Seller's right, title and interest in and to any insurance proceeds that are uncollected at the time of the Closing and that may be paid in respect of such casualty subject to the payment by Purchaser to Seller, upon the receipt of any such proceeds, of the amount of the actual expenses incurred by Seller in making repairs to the Property occasioned by such casualty pursuant to any contract (provided that such contract was reasonably approved by Purchaser as required by this Section), to the extent not previously reimbursed to or retained by Seller. Seller shall reasonably cooperate with Purchaser in the collection of such proceeds, which obligation shall survive the Closing.
                (c) For the purpose of this Section, the phrase "a material part" of the Property shall mean that (i) the cost of repair or restoration is estimated by a reputable contractor



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selected by Seller and reasonably satisfactory to Purchaser, to be in excess of
Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars, or (ii) the length of time required for the repair or restoration is estimated by a reputable contractor selected by Seller and reasonably satisfactory to Purchaser, to be in excess of two (2) months.
            6.2 CONDEMNATION. If, prior to the Closing Date, all or any "material part" (as defined below) of the Property is taken by eminent domain or is the subject of a pending taking which has not been consummated (collectively, a "Taking"), Purchaser shall have the right, within ten (10) "Business Days" of receiving notice of such Taking, to terminate this Agreement upon written notice to Seller. If this Agreement is terminated, as aforesaid, the Deposit shall be returned to Purchaser, and this Agreement shall be deemed canceled and the parties hereto shall have no further obligations or liabilities of whatsoever nature in connection with this Agreement. For the purpose of this Section 6.2, a "material part" means a substantial portion of the Property or the access thereto such that the Property remaining after such a taking cannot reasonably be used and operated as a commercial office park of not less than 300,000 square feet of rentable office space in the aggregate and not less than 35+ acres. If Purchaser does not elect to terminate this Agreement as aforesaid, or if the Taking is of a "non-material part" (i.e., anything other than a "material part") of the Property, Purchaser shall nevertheless close title to the Property and fully perform the terms and conditions of this




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Agreement, and there shall be no abatement of the Purchase Price, and at the
Closing Seller shall (1) pay over to Purchaser the amount of any awards to the extent collected by Seller in connection with such Taking, and (2) assign to Purchaser all of Seller's right, title and interest in and to any awards that are uncollected at the time of the Closing and that may be paid in respect of such Taking. Seller shall reasonably cooperate with Purchaser in the collection of such proceeds, which obligation shall survive the Closing.
         7.      SELLER'S WARRANTIES AND REPRESENTATIONS
                 To induce Purchaser to enter into this Agreement and to purchase the Property from Seller, Seller makes the following representations, all of which Seller represents are true as of the date hereof and shall be true as of the Closing Date and shall be deemed remade as of that date:
                 7.1      Seller is the sole owner of the Property.
                 7.2 (a) Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to own and sell the Property and to take all actions required of Seller by this Agreement and properly qualified to transact business in Connecticut.
                      (b) The execution, delivery and performance of this Agreement and consummation of the transaction hereby contemplated in accordance with the terms of this Agreement will not violate the certificate of incorporation or by-laws of Seller or any contract, agreement, commitment, order, judgment or decree



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to which Seller is a party or by which it or the Property is bound, and no consent of any other party is required.
                (c) The party or parties executing this Agreement on behalf of Seller have been duly authorized and are empowered to bind Seller to this Agreement and to take all actions required by this Agreement. Seller has the full right, power and authority to sell and convey the Property to Purchaser as provided herein and to carry out its obligations hereunder.
                (d) No action, suit or proceeding is pending or, to the best of Seller's knowledge, threatened against Seller which would materially affect Seller's ability to fully perform its obligations pursuant to this Agreement.
         7.3 Seller has received no notice of violation of any applicable federal, state or local law and there are no pending or threatened appeals, revocations or suspensions of any permits, approvals or consents relating to the current use or proposed use of the Property.
         7.4 The Property is not an "Establishment," as defined by Connecticut General Statutes Section 22a-134, requiring the filing of a negative declaration.
         7.5 All personal property owned by Seller and located in or upon the Property or used in connection with the operation and maintenance of the Property which is included in this sale, and which is owned by Seller, on the Closing Date, shall be free and clear of any conditional bills of sale, chattel mortgages, security agreements, financing statements or other encumbrances of any nature.



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        7.6  There are no existing or pending litigation, claims,
condemnations or sales in lieu thereof with respect to any aspect of the Property nor, to the knowledge of Seller, have any actions, suits, proceedings or claims been threatened or asserted.
        7.7 At the Closing, there will be no outstanding contracts or agreements affecting the Property except the Contracts.
        7.8 Exhibit G hereto correctly and completely sets forth all insurance of Seller covering the Property or any portion thereof.
        7.9 Seller is not a foreign entity subject to withholding pursuant to I.R.C. Section 1445. Seller agrees to indemnify and hold Purchaser harmless from any and all claims brought against Purchaser pursuant to I.R.C.
Section 1445 by reason of a breach by Seller of the foregoing representation, which indemnification shall survive the Closing.
        7.10 The buildings and improvements located upon the Property are not in a flood zone as designated by the federal government.
        7.11 Seller represents that there are no leased fixtures on the Property, and the systems on the Property, including but not limited to the furnace and heating system, plumbing and water pipes, water systems, sewer system, electrical systems and air conditioning system are now in working order and will be in the same condition at the Closing.



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           All representations, warranties and covenants of Seller
contained in this Agreement or in any affidavit or other document delivered in connection herewith shall, except as otherwise agreed, be true and correct at Closing but shall not survive the Closing, except that the representations set forth in Sections 7.2(d), 7.3, 7.5, 7.6 and 7.7 of this Agreement shall survive the Closing for a period of six (6) months.

     8.    SELLER'S INSTRUMENTS AT CLOSING
           8.1 Seller shall execute and deliver to Purchaser on the Closing Date:
                (a) a special covenant warranty deed in the form attached hereto as Exhibit J; and
                (b) a bill of sale for the personal property of Seller, if any, being sold hereunder as part of the Purchase Price in the form attached hereto as Exhibit H; and
                (c) if applicable pursuant to Section 1.24(e), a duly executed assignment and assumption agreement in the form attached hereto as Exhibit L transferring and assigning to Purchaser the Contracts; and
                (d) assignments or other instruments in recordable form transferring and assigning to Purchaser Seller's Other Interests; and
                (e) all such usual and customary affidavits of title as may be reasonably required by Purchaser's title insurance company, including an indemnification agreement, if required, in relation to the right of first refusal, if necessary; and



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          (f)  a certificate of a duly authorized officer of Seller
stating that all representations and warranties made by Seller in this Agreement are true as of the Closing Date as if made on such date; and
          (g) duly executed real estate conveyance or transfer tax forms for the Property. Seller shall at Closing by certified or bank check pay all real estate transfer and conveyance taxes payable to the appropriate state and/or local governmental and/or municipal authorities. Purchaser shall bear the expense of recording the deed; and
          (h) a duly executed affidavit as may be required pursuant to Section 1445 of the Internal Revenue Code, it being understood and agreed that Seller shall fully comply with all rules, regulations and requirements promulgated, issued or mandated by the Internal Revenue Code or the Secretary of the Treasury Department of the United States as to the deduction and withholding of tax imposed on the disposition of any United States real property interest by a foreign person; and
          (i) the appropriate instruction letter regarding the Deposit to the Escrow Agent, as required by Article 22, duly executed by Seller; and
          (j) copies of the certificates of occupancy for the Buildings.
     8.2 Seller shall deliver or cause to be delivered to Purchaser on the Closing Date:
          (a) appropriate resolutions and certificates reasonably satisfactory to Purchaser;



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                (b)  to the extent Seller may have the same in its
possession, all assignable warranties, maintenance records and related material with respect to the Property;
                (c) all transferable permits and licenses with respect to the Property and all certificates of occupancy or equivalent governmental instruments required for the Property;
                (d) to the extent same are in Seller's possession, all operating documents, maintenance and other records necessary for the continued operation of the Property exclusive of documents necessary to be retained by Seller. As to any documents retained by Seller, Purchaser shall have the right of reasonable access upon reasonable advance notice to examine and make copies thereof, which rights shall survive the Closing;
                (e) all existing keys, garage door openers, lock combinations and alarm codes; and
                (f) such other usual and customary documents, instruments, and other material reasonably requested by Purchaser as may be necessary to effect the transfer of title hereunder.

      9.  PURCHASER'S REPRESENTATIONS AND WARRANTIES
          To induce Seller to enter into this Agreement, Purchaser makes, to the best of Purchaser's knowledge and belief, the following representations, all of which Purchaser represents are true as of the date hereof.
          9.1(a) Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of [Delaware] with full power and authority to purchase the



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Property and to take all actions required of Purchaser by this Agreement.
                (b) The execution, delivery and performance of this Agreement and consummation of the transaction hereby contemplated in accordance with the terms of this Agreement will not violate the By-laws of Purchaser or any contract, agreement, commitment, order, judgment or decree to which Purchaser is a party or by which it is bound, and no consent of any other party is required.
                (c) The party or parties executing this Agreement on behalf of Purchaser have been duly authorized and are empowered to bind Purchaser to this Agreement and to take all actions required of Purchaser by this Agreement.
                (d) No action, suit or proceeding is pending or, to the best of Purchaser's knowledge, threatened against Purchaser which would materially affect it's ability to fully perform its obligations pursuant to this Agreement.
          All representations, warranties and covenants of Purchaser contained in this Agreement or in any affidavit or other document delivered in connection herewith shall be true and correct at Closing but shall not survive the Closing.

     10.  PURCHASER'S INSTRUMENTS AT CLOSING
          10.1 Purchaser shall execute and deliver to Seller at Closing the following:
                (a) a certificate of a duly authorized officer of Purchaser stating that all representations and warranties made by



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Purchaser in this Agreement are true as of the Closing Date as if made on such date;
                (b) if applicable pursuant to Section 1.24(e), a duly executed assignment and assumption agreement in the form of Exhibit L; and
                (c)  the appropriate instruction letter to the Escrow
Agent as required by Article 22, duly executed by Purchaser.
          10.2 Purchaser shall deliver or cause to be delivered to Seller on the Closing Date:
                (a) appropriate resolutions and certificates reasonably satisfactory to Seller that the actions taken by Purchaser have been duly authorized;
                (b)  the Purchase Price in the manner provided for in
Article 2 hereof; and
                (c) such other usual and customary documents, instruments, and other material necessary to effect the transfer of title hereunder and reasonably requested by Seller.
          10.3  The following shall be the "Additional Conditions to
Closing:
               (i)  Expiration of the time period set forth in
Article 24;
              (ii) Purchaser shall have (i) obtained all required governmental and municipal approvals, with the exception of a building permit, or satisfied itself, in its reasonable discretion, that it is entitled as of right, to construct a 40,000 square foot addition to Building 2, and

         (ii) determined, on or before November 4, 1994, that such Building 2 can structurally support the addition. Seller shall, at no cost to Seller, reasonably cooperate with Purchaser in the application process and comply with all reasonable requests including, but not limited to, the signing of application for any required approvals;
                          (iii) On or before October 21, 1994, Purchaser shall have obtained written approval from the State of Connecticut Development Authority (the "CDA") for financial assistance in connection with the purchase of the Property acceptable to Purchaser; on or before November 18, 1994, Purchaser shall be able to satisfy all conditions in connection therewith, with a copy of such approval to be delivered to Seller by such date, and
                          (iv) Purchaser shall have determined, on or before November 4, 1994, in the exercise of reasonable discretion, that the regulations, rules and laws of the City of Stamford and other governments and their agencies as may be appropriate, permit the construction of an additional 130,000 square feet (in addition to the 40,000 sq. ft. referred to above) of office space on the Property and that the conditions at the Property will allow for such construction.
                 Purchaser may terminate this Agreement at any time after the date hereof, within the time periods as applicable, in the event Purchaser determines, in the exercise of reasonable discretion, that Purchaser is not satisfied with respect to the items set forth in any of (i), (ii), (iii) or (iv) above and, subject to
Article 24, shall be entitled to the immediate return of the Deposit.
         11.     CONTRACT PERIOD
                 11.1 After execution of this Agreement and prior to Closing (the "Contract Period"), Seller shall continue to operate the Property in the same manner as it is currently being operated by Seller. During the Contract Period, Seller is not permitted to enter into any lease agreement for all or any part of the Property without the written consent of Purchaser.
                 11.2 Purchaser and its agents, employees, consultants and contractors shall have the right to enter the Property at all reasonable times, upon reasonable advance notice, to perform such tests, measurements and studies as may be reasonably necessary to perform the testing contemplated by Article 24 and Section 10.3. Seller shall reasonably cooperate with Purchaser and shall make Seller's personnel reasonably available to Purchaser to assist Purchaser. If Purchaser exercises its rights hereunder, Purchaser shall comply with the reasonable requirements of Seller, and shall hold Seller harmless, for which the Deposit shall stand as partial security, for any liability, loss, cost or expense of whatsoever nature caused directly by such testing, measurement or study by Purchaser. Further, Purchaser shall repair any damage caused directly by such testing, measurement or study and shall reasonably restore the Property to its former condition and shall hold Seller harmless, for which the Deposit shall stand as partial security, for any liability, loss, cost or dexpense arising therefrom. The obligations of Purchaser pursuant to this Section shall survive the termination of this Agreement.
                 11.3 During the Contract Period, Seller shall not without the written consent of Purchaser enter into any management or service contracts or any other agreements of any nature for the Property unless such contract(s) shall be fully cancelable or terminable prior to the Closing Date.
                 11.4 Seller may make ordinary repairs during the Contract Period but shall make no extraordinary repairs during such period without the written consent of Purchaser. Extraordinary repairs for purposes of this Agreement shall mean a repair the cost of which is more than One Hundred Thousand and 00/100 ($100,000.00) Dollars. During the Contract Period Seller shall make no expenditures for the Property which are capital in nature and which require an expenditure in excess of One Hundred Thousand and 00/100 ($100,000.00) Dollars, without the consent of Purchaser, which consent shall not be unreasonably withheld or delayed.
                 11.5  During the Contract Period, Seller shall:
                          (a)  Comply with all federal, state and municipal
laws, ordinances, regulations and orders relating to the Property;
                          (b)  Comply with all the material terms, conditions
and provisions of any leases, liens, mortgages, agreements and other contractual arrangements referred to herein and make all payments required to be paid thereunder and suffer no default therein;

                          (c)  Operate, manage and maintain the Property in the
same general manner as the same has been operated by Seller to the date hereof; and
                          (d)  Maintain in effect all insurance coverages
listed in Exhibit G hereto.
                 11.6 During the Contract Period, Seller shall not grant any easement, license or other right or impose restriction affecting all or any part of the Property without the express consent of Purchaser.
                 11.7 Upon reasonable prior notice, prior to closing Purchaser shall have the right to perform a final inspection of the Property.
         12.     BROKERAGE
                 Purchaser and Seller represent and warrant to each other that this Agreement was not brought about by a broker other than Cushman & Wakefield of Connecticut, Inc. and Coldwell Banker Commercial (collectively the "Brokers") and that no other broker or person other than the Brokers was in any way instrumental or had any part in bringing about this transaction. Seller shall pay the commission due the Brokers pursuant to a separate agreement. Purchaser agrees that, should any claim be made for commissions by any other broker or person other than the Brokers arising by, through or on account of any act of Purchaser or Purchaser's representatives, or if by reason of, through or on account of any act of Purchaser or Purchaser's representatives a broker claims commissions or other compensation, Purchaser shall indemnify and hold Seller harmless from and against any and all claim, liability, cost or expense (including reasonable attorneys' fees) in connection therewith. Seller agrees that should any claim be made for commissions by any broker or person other than the Brokers arising by, through or on account of any act of Seller or Seller's representatives, Seller shall indemnify and hold Purchaser harmless from and against any and all claim, liability, cost or expense (including reasonable attorneys' fees) in connection therewith. The provisions of this Article shall survive delivery of the deed, but the provisions hereof shall not be deemed or construed as a covenant for the benefit of any third party.
        13.     CLOSING
                (a) The closing of title to the Property (the "Closing") shall take place on the date which is the later of (i) December 1, 1994, or
(ii) the fifth (5th) Business Day following the satisfaction of the "Additional Conditions to Closing" set forth in Section 10.3 of this Agreement, but in no event later than December 31, 1994 (the "Outside Closing Date"), at the offices of Winthrop, Stimson, Putnam & Roberts, The Financial Centre, 695 East Main Street, Stamford, Connecticut at 10:00 a.m. or at the offices of the attorneys for the CDA, ON WHICH DATE, SUBJECT TO SECTION 13(b) OF THIS AGREEMENT, TIME SHALL BE DEEMED TO BE OF THE ESSENCE. Provided that Purchaser shall provide to Seller not less than fourteen (14) days prior written notice, Purchaser shall have the right to waive satisfaction of the "Additional Conditions to Closing" and to close on December 1, 1994.

                (b) Notwithstanding Section 13(a) above, if Purchaser delivers to Escrow Agent the Additional Deposit, Purchaser shall have the right to extend the Outside Closing Date to January 31, 1995, ON WHICH DATE TIME SHALL BE DEEMED TO BE OF THE ESSENCE.
        14.     NOTICES
                All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (a) personal service (including, without limitation, overnight delivery, courier or messenger services); (b) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first-class mail, postage prepaid, return receipt requested), or (c) registered or certified, first-class United States mail, postage prepaid, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent (x) pursuant to subsection
(a) shall be deemed received upon such personal service, (y) pursuant to subsection (b) shall be deemed received one (1) day after dispatch by electronic means, and (z) pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail.

  If to Seller:                   COMBUSTION ENGINEERING, INC.
                                  900 Long Ridge Road
                                  Stamford, Connecticut 06902
                                  Attention:  Andy P. Karlbergs
                                  Telecopy:  (203) 328-7855

With a copy to:                   Winthrop, Stimson, Putnam & Roberts
                                  The Financial Centre
                                  695 East Main Street
                                  P. O. Box 6760
                                  Stamford, Connecticut 06904-6760
                                  Attention:  Arthur W. Hooper, Jr.,
                                           Esq.
                                  Telecopy:  (203) 965-8226


If to Purchaser:                  IMRS INC.
                                  777 Long Ridge Road
                                  Stamford, CT 06902
                                  Attention:  Lucy Rae Ricciardi
                                  Telecopy:  (203)322-3904


With a copies to:                 McCullough, Goldberger, Staudt
                                  550 Mamaroneck Avenue
                                  Harrison, NY 10528
                                  Attention:  Stephen Hicks, Esq.
                                  Telecopy:  (914)381-5349


         15.  DEFAULT
              15.1 PURCHASER'S DEFAULT. If Purchaser shall be in default, then Seller shall have the right to treat this Agreement as having been breached by Purchaser ten (10) Business Days after receipt by Purchaser's attorney of written notice of such default and the failure by Purchaser to cure said default within said ten (10) day period, and Seller's sole remedy on account of such breach shall be the right to terminate this Agreement by written notice to Purchaser and Purchaser's attorney, and, upon such termination, Purchaser shall forfeit all rights and claims with respect to the Property pursuant to this Agreement and to the Deposit as liquidated damages, except that the payment of the liquidated damages shall not limit Purchaser's obligation to pay the full amount of the Post Termination Obligations (as defined in Article 24), which obligations shall survive the termination of this Agreement and shall be in addition to any other damages paid or to be paid by Purchaser. Seller and Purchaser hereby agree that delivery of the Deposit to Seller shall be deemed to be fair and adequate, but not excessive, liquidated damages based upon the following considerations which Seller and Purchaser agree would constitute damages to Seller for any default by Purchaser but which are impossible to quantify, to wit: (i) the removal of the Property from the real estate market together with the uncertainty of obtaining a new purchaser at the same or greater purchase price; (ii) the expenses incurred by Seller, including (but not by way of limitation) attorneys' fees, taxes, mortgage interest, and other items incidental to the maintenance of the Property until it is eventually sold, and (iii) all other expenses incurred by Seller as a result of it's default. In the event of such termination, Purchaser shall immediately return its executed copy of this Agreement to Seller for cancellation. If this Agreement shall have been recorded by either party, Purchaser shall at its expense deliver to Seller a quit claim deed releasing its entire interest under this Agreement within five (5) days of receipt of the aforesaid notice. Seller is hereby irrevocably appointed it's attorney- in-fact for the purpose of executing a quit claim deed in accordance with this Section.
                 15.2 SELLER'S DEFAULT. In the event that the sale of the Property fails or Seller refuses to close or otherwise materially breaches or is in default of its obligations and agreements pursuant to this Agreement, as its sole remedy,

Purchaser may at its option (a) bring suit to specifically enforce this Agreement to compel Seller to perform the terms and conditions of this Agreement and to seek damages not to exceed One Hundred Fifty Thousand and 00/100 ($150,000.00) Dollars, or (b) in the alternative, terminate this Agreement by written notice, whereupon Seller shall pay to Purchaser the sum of One Hundred Fifty Thousand and 00/100 ($150,000.00) Dollars as liquidated damages; upon such payment, Seller shall have no further obligation pursuant to this Agreement.
         16.     "AS IS"
                 Purchaser has examined the Property and any other property to be sold hereunder and is familiar with the physical condition thereof. Purchaser agrees and represents that, subject to Article 24 hereof, Purchaser is purchasing the Property and any other such property "As Is With All Faults" and in their present condition, as of the date hereof, subject to reasonable use, wear and tear between the date hereof and the Closing. In making and executing this Agreement, Purchaser has not relied upon or been induced by any statements or representations of any person (other than those, if any, set forth expressly in this Agreement) in respect of the title to, or the physical condition of, the Property or other property, or the income, expenses, operation or any other matter or thing affecting or relating to the Property or to this transaction, which might be pertinent in considering the making or the execution of this Agreement. Seller has not made and does not make any representation as to the physical condition, rents, leases, expenses, operation, legality of occupancy or any other matter or thing affecting or relating to the Property, except as herein specifically set forth, and Purchaser hereby expressly acknowledges that no such representations have been made. Purchaser has relied solely on such representations, if any, as are expressly made herein and on such investigations, examinations and inspections as Purchaser has chosen to make or has made.
         17.     ASSIGNMENT
                 Provided that Purchaser shall remain jointly and severally liable for the performance of the terms and conditions of this Agreement and provided Seller receives the full purchase price, this Agreement and Purchaser's rights hereunder may be assigned by Purchaser, without the prior written consent of Seller, to a joint venture or other entity in which Purchaser holds an interest as shareholder or otherwise. Except for such an assignment, no other assignment of this Agreement of Purchaser's rights hereunder may be assigned in whole or in part.
         18.     COUNTERPARTS
                 This Agreement may be executed in counterparts. The signatures of the parties who sign different counterparts of this Agreement or any of the instruments executed to effectuate the purposes of this Agreement shall have the same effect as if those parties had signed the same counterparts of this Agreement or of any such instrument.

         19.     FRANCHISE TAXES AND MECHANICS LIENS
                 Unpaid franchise taxes of any corporation in the chain of title and mechanics liens with respect to the Property shall not be an objection to title provided that the title company insuring Purchaser affirmatively insures Purchaser against the collection thereof from the Property, and provided further that the title company omits such objection for the CDA's mortgage policy.
         20.     FURTHER ASSURANCES
                 Purchaser and Seller each agree to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement. This Article shall survive the Closing.
         21.     MISCELLANEOUS
                 21.1 In connection with the sale of the Property pursuant to this Agreement, Purchaser agrees to pay the fees and disbursements of the title company for searches, surveys, title reports and title insurance. Purchaser shall bear all costs in connection with the creation of any mortgage on the Property. All expenses incurred by Purchaser on account of this Agreement, including those listed in the preceding sentence, are hereby made liens on the Property, but such liens shall not continue after default by Purchaser under this Agreement. This Section shall survive the termination of this Agreement.

                 21.2 This Agreement shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.
                 21.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.
                 21.4 The headings of the several Sections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.
                 21.5 The invalidity or unenforceability of any provision of this Agreement shall not affect or impair any other provision of this Agreement.
                 21.6 This Agreement contains the entire agreement among Seller and Purchaser and any and all prior understandings and dealings heretofore had are merged herein and any agreement shall be ineffective to change, modify or discharge this Agreement in whole or in part unless such agreement is in writing and signed by Seller and Purchaser.
                 21.7 Prior to the Closing, neither Purchaser nor an assignee, if permitted, shall cause this Agreement, a memorandum of this Agreement or any assignment of this Agreement to be recorded or filed in any public record, and any violation of this provision shall be a material default under this Agreement, such memorandum or assignment being void and of no effect. In addition to Seller's foregoing remedy for any violation of the provisions of this Section, any assignee violating said provisions shall be personally liable to Seller for any damages caused by or resulting from such violation.
                 21.8 This Agreement shall not be binding until signed and unconditionally delivered by Purchaser and Seller.
                 21.9 The terms "herein", "hereof" and "hereunder" and similar terms used in this contract each refer to this Agreement in its entirety and not to the particular provision or section in which such term is used.
                 21.10 Seller and Purchaser agree that Purchaser's attorneys (named in Article 14 of this Agreement) are hereby designated as the "real estate broker", with respect to the transaction contemplated in this Agreement, pursuant to proposed regulation 1.6045-4 of the United States Internal Revenue Code.
                 21.11 Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that the documents attached hereto as Exhibits are substantially in the form to be executed and delivered in accordance with this Agreement, and that the parties hereto shall in good faith complete the Exhibits prior to execution and delivery.
         22.     ESCROW AGENT
                 22.1 Seller and Purchaser hereby designate First American Title Insurance Company as "Escrow Agent" to receive and hold the Deposit delivered herewith by Purchaser in accordance with Article 2 hereof, and Escrow Agent agrees to act as such Escrow Agent subject to the provisions of this
Article 22.
                 22.2 At Closing, on receipt by Escrow Agent of a statement executed by Seller and Purchaser, Escrow Agent shall pay over the Deposit to Seller by method of cash or other immediate clearance funds and interest earned on the Deposit to Purchaser.
                 22.3 On receipt by Escrow Agent of a statement ("Purchaser's Statement") executed by Purchaser prior to, on or after the Closing Date that title to the Property has not closed under this Agreement because of a default by Seller under this Agreement or because of Seller's inability to convey title to the Property in accordance with the provisions of this Agreement, or because of a proper termination of this agreement pursuant to Article 6 or Section 10.3, Escrow Agent shall within five (5) days deliver a copy of said Purchaser's Statement to Seller and return the Deposit to Purchaser on the tenth (10th) Business Day after receipt by Escrow Agent of said Purchaser's Statement, unless Escrow Agent, prior to such return, receives from Seller a statement contesting the accuracy of Purchaser's Statement and demanding retention of the Deposit by Escrow Agent.
                 22.4 On receipt by Escrow Agent of a statement ("Seller's Statement") executed by Seller prior to, on or after the Closing Date that title to the Property has not closed under this Agreement because of a default by Purchaser under this Agreement, Escrow Agent shall within five (5) days deliver said Seller's Statement to Purchaser and Purchaser's attorney, and on or after the tenth (10th) Business Day after receipt by Escrow Agent of such Seller's Statement from Seller, Escrow Agent shall deliver the Deposit to Seller, unless in either such case Escrow Agent prior to such delivery receives from Purchaser or Purchaser's attorney a statement contesting the accuracy of Seller's statement and demanding retention of the Deposit by Escrow Agent.
                 22.5 On receipt by Escrow Agent of a statement from Seller under Sections 22.3 above, or from Purchaser or Purchaser's attorney under
Section 22.4 above, Escrow Agent shall retain the Deposit, and thereafter deliver the same to either Seller or Purchaser as Seller or Purchaser may direct by a statement executed by them both, provided Escrow Agent, at any time after receiving such a statement to retain the Deposit, and with notice to Seller and Purchaser, may pay over the Deposit to a court of competent jurisdiction for such disposition as may be directed by such court.
                 22.6 Upon delivery of the Deposit to either Purchaser, Seller or a court of competent jurisdiction under and pursuant to the provisions of this Article 22, Escrow Agent shall be relieved of all liability, responsibility or obligation with respect to or arising out of the Deposit and any and all of its obligations arising therefrom.
                 22.7 The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith or for anything which it may in good faith do or refrain from doing in connection herewith or for any negligence other than its gross negligence or willful misconduct. The Escrow Agent is authorized to act upon any document believed by it to be genuine and to be signed by the proper party or parties (and may rely on any signature believed to be genuine) and will incur no liability in so acting.
                 22.8 The Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Agreement.
                 22.9 All Deposits shall be held by Escrow Agent in an interest bearing account, and all interest shall be credited to Purchaser at the closing or paid to Purchaser in the event this Agreement is terminated.

         23.  [INTENTIONALLY OMITTED].
         24.  STUDIES.
                 Through its agents, consultants, employees and contractors, Purchaser shall have the right to conduct such environmental, geotechnical, structural engineering and building inspections (the "Studies") as Purchaser deems necessary during the period from the date hereof to and including November 8, 1994 subject to the restrictions set forth below. Purchaser agrees (i) to repair any physical damage to the Property caused by any acts taken in connection with the Studies, and (ii) to hold Seller harmless of and from any liability for injury to persons or property in connection with the performance of the Studies and (iii) to keep confidential the results of the Studies and not disclose same to any third parties except (x) as permitted in writing by Seller, (y) when advised by its counsel that such disclosure is required under any applicable law or regulation or that there is a risk of common law liability or regulatory enforcement action against Purchaser for failure to disclose, or (z) to the CDA, its attorneys, or such other parties or agents of Purchaser performing other work on behalf of Purchaser in relation to the Contracts (the obligations set forth in clause (i), (ii) and (iii) shall be collectively referred to as the "Post Termination Obligations"). If such Studies are not acceptable to Purchaser, in its sole discretion, Purchaser may terminate this Agreement by written notice to Seller given in accordance with the terms hereof on or before 5:00 p.m. on November 14, 1994. If Purchaser gives Seller notice of termination, this Agreement shall be of no further force and effect and the parties shall have no further obligation to each other, aside from Purchaser's Post Termination Obligations, which shall survive the termination of this Agreement, whereupon the Deposit shall be immediately returned to Purchaser by Escrow Agent.

         25.  APPROVED ROOF REPAIRS
                 It is understood and agreed that as an accommodation to Purchaser, Seller has agreed that Purchaser shall be permitted prior to the Closing to enter upon the Property for the purpose of completing the Approved Roof Repairs (as hereinafter defined). Purchaser shall perform the Approved Roof Repairs subject to the following terms and conditions:
                          25.1  Prior to commencing any work, Purchaser shall
submit to Seller for Seller's review and approval (i) the scope of the roof repair work, (ii) the estimated cost of such work, and (iii) the names of all contractors and subcontractors to be performing work or any part thereof. Seller shall promptly and reasonably review and approve same; once approved, the work as approved shall be referred to as the "Approved Roof Repairs". Purchaser shall not make any significant modification to the Approved Roof Repairs without the prior reasonable written approval of Seller.
                          25.2  Once the Approved Roof Repairs are commenced in
whole or in part, whether or not this Agreement is terminated for any reason other than a default by Seller, Purchaser shall complete (or cause to be completed) the Approved Roof Repairs in a timely, efficient and good and workmanlike manner in accordance with the plans and specifications as approved. All such work shall be completed in full compliance with all applicable governmental and municipal laws, rules and regulations, including without limitation obtaining and fully complying with all permits and approvals required for such work.

                          25.3  All the Approved Roof Repairs must be completed
in a lien free, good and workmanlike manner, and in a manner so as to minimize the interference with Seller's use and operation of the Property. Purchaser shall cooperate with all reasonable requests of Seller in order to avoid interference with Seller's use and operation of the Property.
                          25.4  Purchaser shall pay in a timely fashion any and
all costs associated with the Approved Roof Repairs or any other work performed on the Property and shall, upon request, deliver copies of all lien waivers, invoices and proofs of payment with respect thereto.
                          25.5  Prior to commencing any work on the Property,
Purchaser agrees to obtain and pay for the following insurance coverages: (i) an "all-risk" builders risk policy covering the full cost of the Approved Roof Repairs, and (ii) general liability insurance with a combined single limit of $5,000,000. All policies of insurance are to be maintained by recognized carriers in form acceptable to Seller. All such policies shall name Seller as an additional insured and shall provide that such insurance shall not be canceled or materially changed without Seller's receipt of at least thirty (30) days prior written notice. Prior to any subcontractors or contractors entering the Property, Purchaser shall secure certificates of insurance evidencing insurance in form and amount reasonably approved by Seller from all subcontractors and contractors entering upon the Property to perform all or any part of the work.

                          25.6  Purchaser assumes all risk of, and
responsibility and liability for, and shall indemnify and hold Seller harmless from, all loss, damage to personal property, personal injuries and/or death which may be incurred or caused by Purchaser or any person, subcontractor, contractor, employee or other party relating to the Approved Roof Repairs or any work to be done on the Property or any entry upon the Property. Purchaser agrees to indemnify and save Seller harmless from any and all loss, cost or expense of whatsoever nature, including but not limited to reasonable legal fees, costs or expenses resulting in whole or in part from said Approved Roof Repairs or any such other work or any such entry upon the Property, and Purchaser shall promptly satisfy, pay and discharge all judgments, fines and other costs of whatsoever nature in connection therewith.
                          25.7  In addition to the foregoing indemnities,
Purchaser shall timely pay and hold Seller harmless from any and all loss, cost or expense of whatsoever nature concerning the costs of or relating to the Approved Roof Repairs or any other work performed by or on behalf of Purchaser prior to Closing.
                          25.8  Whether or not this Agreement shall terminate
for any reason whatsoever, including but not limited to a default by Seller, this Article 25 and in particular the indemnities set forth in Section 25.5,
Section 25.6 and Section 25.7 shall be applicable and shall survive the termination and/or expiration of this Agreement.

                   [INTENTIONALLY LEFT BLANK TO END OF PAGE]

                 IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the day and year first above written.


                                         SELLER
ATTEST:                                  COMBUSTION ENGINEERING, INC.



_________________________                By:_________________________
                                         Name:
                                         Its:
                                         Duly Authorized

                                         PURCHASER
                                         IMRS OPERATIONS INC.,
                                         d/b/a IMRS INC.



_________________________                By:__________________________
                                         Name:
                                         Its
                                         Duly Authorized

                      ESCROW AGENT

                      FIRST AMERICAN TITLE
                      INSURANCE COMPANY



                      By:_____________________________
                      Name:
                      Its
                      Duly Authorized




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
EXHIBITS AND SCHEDULES TO THIS PURCHASE AND SALE AGREEMENT HAVE BEEN INTENTIONALLY OMITTED FROM THIS FILING. SUCH SCHEDULES AND EXHIBITS WILL BE PROVIDED SUPPLEMENTALLY UPON REQUEST TO IMRS INC.